EXHIBIT 99.1


               CERTIFICATION OF PRESIDENT, TREASURER,
          CHIEF EXECUTIVE, OPERATING AND FINANCIAL OFFICER
               PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Commerce Group Corp. (the "Company") on Form 10-Q/A for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward L. Machulak, President, Treasurer, Chief Executive, Operating and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: February 12, 2003                    /s/ Edward L. Machulak
                                           -----------------------
                                           President, Treasurer,
                                           Chief Executive, Operating
                                           and Financial Officer